Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement Nos. 33-60787, 33-65656, 333-48247, 333-39811, 333-58833, 333-48750, 333-58026, 333-134897, 333-118351 and 333-169318 on Form S-8 of our report dated March 31, 2011, relating to the consolidated financial statements of Williams-Sonoma, Inc. and subsidiaries, and the effectiveness of Williams-Sonoma Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the fiscal year ended January 30, 2011.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

August 19, 2011